Exhibit 4.12

Exclusive Technology Development, Consultancy and Services Agreement

This Exclusive Technology Development, Consultancy and Services Agreement (hereinafter referred to as this “Agreement”) is made and entered into by and between the following parties in Beijing City of China on November 9, 2021:

A.

Shanghai Paya Information Technology Co., Ltd. (hereinafter referred to as “Party A”), a limited liability company legally established and validly existing according to the laws of the People’s Republic of China, has its registered address at Building 1, No. 1036 Xizha Road, Fengxian District, Shanghai;

B.

Shanghai Biban Network Technology Co., Ltd. (hereinafter referred to as “Party B”), a limited liability company legally established and validly existing according to Chinese laws, has its registered address at Room 101-J, Building 6, No. 2222 Huancheng Road, Juyuan New Park, Jiading District, Shanghai

In this Agreement, Party A and Party B shall be herein referred to as the “Parties” collectively, and as a “Party” respectively.

Whereas:

1.	Party A is a wholly foreign-owned enterprise established in PRC, and has the resources and qualifications to provide technology development, consultation and services for Party B;

2.

Party A agrees to provide Party B with technology development, consultation and related services and Party B agrees to accept the above-mentioned technology development, consultation and related services provided by Party A.

The Parties have reached consensus on providing technology development, consultation and related services through friendly consultation. The Parties hereby agree to enter into this Agreement for mutual compliance so as to clarify the rights and obligations of the Parties.

I.	Technology Development, Consultation and Services; Exclusive and Proprietary Rights and Interests

1.

Party A agrees to provide Party B with related technology development, consultation and services as the provider of technology development, consultation and services during the term of this Agreement in accordance with the terms and conditions of this Agreement, including but not limited to the following:

(a) Basic software development and consulting services;

(b) Development, renewal and updating services of computer system;

(c) Product sale services;

(d) Services involving design, manufacturing, agency and publishing of advertisements;

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(e) Providing technical support and professional training for relevant personnel according to Party B's needs;

(f) Conducting market information consultation, collection and research in relevant industries (except for market researches prohibited by Chinese laws for wholly foreign-owned enterprises) according to Party B's needs;

(g) Providing enterprise management consulting according to Party B's needs; and

(h) Demands for other technology development, consultation and services put forward by Party B;

2.

Party B agrees to accept technology development, consultation and services provided by Party A. Party B further agrees that unless with Party A's prior written consent, during the term of this Agreement, Party B shall not accept the same or any similar technology development, consultation and services provided by any third party concerning the business mentioned above.

3.

Party A shall have exclusive and proprietary rights and interests in any and all rights and interests related to intellectual property arising from the performance of this agreement, including but not limited to the ownership and other interests of intellectual property involving trademark rights, copyrights, patent rights, etc., technical secrets, and trade secrets, whether developed by Party A or developed by Party B based on Party A’s original intellectual property.

4.

In order to guarantee that Party B meets the cash flow requirements in its daily operation and/or offset any losses incurred in the course of its operation, Party A may, at its discretion, decide whether to provide financial support for Party B (only to the extent permitted by Chinese laws), regardless of whether Party B actually incurs any such operating loss. If Party A elects to provide financial support for Party B, Party B must accept such financial support provided by Party A. Party A may provide financial support for Party B in the form of bank entrusted loan or offering a loan, and shall sign such contract on entrusted loan or offering a loan separately.

5.	Service-providing Methodology of Party A

(a) Party A and Party B agree that during the term of this Agreement, the Parties may enter into and sign other technical service agreements and consulting service agreements directly or through respective related party, such agreements shall provide the specific contents, methods, personnel and fees for specific technical services and consulting services.

(b) To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, the Parties may enter into and sign the intellectual property license agreement (including but not limited to software, trademarks, patents and technical secrets) directly or through respective related party, such Agreement shall allow Party B to use Party A’s intellectual property rights at any time according to the need of Party B’s business.

(c) To fulfill this Agreement, Party A and Party B agree that during the term of this

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Agreement, the Parties may enter into and sign the equipment or workplace lease agreements directly or through respective related party, such Agreement shall allow Party B to use Party A’s related equipment or workplace at any time according to the need of Party B’s business.

II.   Calculation and Payment of the Service Fees

1.

The Parties agree that Party B shall pay the fees of technology development, consultation and services (hereinafter referred to as the “Consultation and Service Fees”) under this Agreement to Party A on an annual basis or at a time otherwise agreed by the Parties. In principle, Party B shall pay Party A one hundred percent (100%) of the balance (hereinafter referred to as the “Net Income”) of its total income on the basis of consolidated statements after deducting the business cost agreed by the Parties as Consultation and Service Fees, however, the specific amount of Consultation and Service Fees can be determined by the Parties through separate negotiations. Party A has the rights to adjust the amount of Consultation and Service Fees in written form in advance at its sole discretion in accordance with the current year’s service contents of Party A and the business needs of Party B. Party B shall provide Party A with the financial statements and all operating data, business contracts and financial information of Party B for such year within ninety (90) days after the end of each fiscal year, such financial statements shall be audited and certified by an independent certified public accountant approved by Party A. In the event that Party A have doubts on the financial information provided by Party B, Party A may appoint a reputable independent accountant to audit the relevant information, and Party B shall be cooperative for that. Party B hereby undertakes that the aforementioned materials provided by Party B shall be true, valid, accurate and complete. Party B shall bear full liability for losses incurred by Party A due to defects in the aforesaid materials provided by Party B. Party B irrevocably undertakes to indemnify Party A accordingly for the reduced or exempted amount of payment, provided that Party B’s obligation to pay the service fees hereunder is reduced or exempted arising out of providing false materials to Party A by Party B.

2.	The amount of Consultation and Service Fees shall be determined by the following factors:

(a) Difficulty of technical development and complexity of consulting and management services;

(b) Time needed by Party A for providing such technology development, consultation and management services;

(c) Contents and commercial value of technology development, consultation and management services;

(d) Party B shall pay the service fees separately according to Party A’s quotation for other technical consulting and management services provided by Party A from time to time at the request of Party B; and

(e) For the depreciation incurred by Party B's use of Party A's equipment, Party A may request Party B to make the compensations according to the actual situation.

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3.	The taxes and fees arising from the implementation of this Agreement shall be borne by the Parties according to the laws of China.

III.  Representations and Warranties

1.	Party A hereby represents and warrants as follows:

(a) Party A is a company legally established and validly existing in accordance with the laws of China;

(b) Party A shall enter into and perform this Agreement within its power and business scope of corporation; Party A has taken necessary corporate actions and obtained necessary authorizations as well as all consents and approvals (if necessary) from third parties and government agencies, while not violating the restrictions of binding laws and contracts.

(c) Once this Agreement is signed, it shall constitute Party A’s legal, valid and binding obligations, enforceable against it in accordance with terms of this Agreement.

2.	Party B hereby represents and warrants as follows:

(a) Party B is a company legally established and validly existing in accordance with the laws of China;

(b) Party B shall enter into and perform this Agreement within its power and business scope of corporation; Party B has taken necessary corporate actions and obtained necessary authorizations as well as all consents and approvals (if necessary) from third parties and government agencies, while not violating the restrictions of binding laws and contracts.

(c) Once this Agreement is signed, it shall constitute Party B’s legal, valid and binding obligations, enforceable against it in accordance with terms of this Agreement.

IV.   Confidentiality Clauses

1.

The Parties acknowledge that any oral or written information exchanged between them on this Agreement is regarded as confidential information (hereinafter referred to as “Confidential Information”). Each Party shall maintain confidentiality of all such Confidential Information, and such Party shall not disclose any relevant Confidential Information to any third party, without obtaining the written consent of the other Party except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s disclosure to public); (b) is required to be disclosed pursuant to the applicable laws or the regulations or rules of any stock exchange; or (c) is disclosed by either Party to its shareholders, directors, employees, legal advisors or financial advisors etc. in connection with the transactions under this Agreement, and such persons are also bound by confidentiality obligations similar to those provided in this Article. Disclosure of any Confidential Information by shareholders, directors, employees, legal advisers or financial advisers of any Party shall be deemed disclosure of such confidential information by such Party, and such Party shall be held liable for this.

2.	The Parties agree that these terms shall remain effective regardless of whether this Agreement

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is modified, rescinded or terminated.

V.    Indemnification

Party B shall indemnify Party A from any losses, injuries, obligations and /or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the technology development, consultation and services at the request of Party B, and shall hold Party A harmless from any damage and loss caused by acts of Party B or requested by any third party as a result of Party B’s acts, while the aforesaid lawsuits, claims and other requests arising from the willful misconduct or gross negligence of Party A are excluded.

VI.   Effectiveness and Validity

1.

This Agreement is signed and shall be effective as of the date indicated on commencement herein. This Agreement shall remain effective for twenty (20) years unless it is early terminated in accordance with this Agreement or other related agreements concluded by the Parties.

2.

This Agreement may be extended upon Party A’s written confirmation prior to its expiration. The extension of the term shall be determined by Party A and, Party B must agree to it unconditionally. Party A shall have the rights to elect another extension of the validity period.

VII.   Termination

1.	This Agreement shall terminate on the date of expiration unless it is renewed in accordance with the relevant terms.

2.

Party B shall not terminate this Agreement in advance during the term of this Agreement. Notwithstanding, Party A may terminate this Agreement by giving thirty (30) day’s prior written notice to Party B at any time.

3.	The rights and obligations of the Parties under Articles IV, V, and VIII of this Agreement shall remain effective upon the termination of this Agreement.

VIII.   Governing Laws and Disputes Resolution

1.

The execution, validity, interpretation, performance, amendment and termination of this Agreement and the dispute resolution shall be governed by the laws of China (for the purpose of this Agreement, the laws of Hong Kong, Macau and Taiwan regions are not included).

2.

In the event of any dispute arising out of or in connection with this Agreement, the Parties shall resolve the dispute through negotiation. If the dispute cannot be resolved through negotiation within fifteen (15) working days after its occurrence, either Party shall be entitled to submit the dispute to the China International Economic and Trade Arbitration Commission

Exhibit 4.12

for arbitration in Beijing in accordance with its arbitration rules in effect at that time. According to the arbitration rules, the arbitral tribunal shall consist of three (3) designated arbitrators, one (1) arbitrator appointed by the claimant and one (1) arbitrator appointed by the respondent, and the third arbitrator shall be appointed by the first two arbitrators through consultation or by the China International Economic and Trade Arbitration Commission according to the arbitration rules. The arbitration language is Chinese. The arbitration award shall be final and binding on the Parties.

3.

The arbitral tribunal may award the indemnity or compensation to the Party A for losses caused to the Party A due to the default by Party B in respect of the equity interests, assets or property interests of the Party B, award injunctive relief in respect of the relevant business or compulsory asset transfer, or order Party B to go bankrupt. After the arbitration award becomes effective, either Party shall be entitled to apply to the court with jurisdiction for enforcement of arbitration award. If necessary, before making a final ruling on the disputes between the Parties, the arbitration institution shall be entitled to rule that the breaching party should immediately stop the breach of Agreement or that the breaching party should not engage in any act that may further expand the losses suffered by the Party A. The courts of Hong Kong, the Cayman Islands or other courts with jurisdiction (including the court where the domicile of Party B is located, and the court where the main assets of the Party B or the Party A are located shall be deemed to have jurisdiction) shall also be entitled to grant or enforce the award of arbitral tribunal, to award or enforce provisional relief for the equity interest or property interest of the Party B, and to make an award or judgment to give provisional relief to the party initiating arbitration while awaiting the formation of arbitral tribunal or in other appropriate circumstances, such as an award or judgment that the breaching party should immediately stop the breach of Agreement or that the breaching party should not engage in any act that may further expand the losses suffered by Party A.

4.

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

IX.   Force Majeure

1.

“Force majeure” means any event beyond the reasonable foreseeability and control of a party, which is inevitable and insurmountable with the reasonable attention of the affected party, including but not limited to government actions, natural forces, infectious diseases, fire disasters, explosions, storms, floods, earthquakes, tides or wars. However, the lack of credit, funds or financing shall not be regarded as a matter beyond the reasonable control of a party. The party that is affected by force majeure and seeks to be exempted from performance liability shall notify the other party of such force majeure as soon as possible, and inform the other party of the details of the force majeure events, explaining the reasons for its failure to perform, partially perform or request for delay of performance.

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2.

Where performance of this Agreement is delayed or hindered due to force majeure as defined above, the party affected by force majeure shall not be liable for such delay or obstruction. The party affected by force majeure shall take appropriate measures to minimize or remove the effect of force majeure and, do its best to resume performance of the obligations delayed or hindered by force majeure. Once the force majeure events are removed, the Parties agree to resume the performance of obligations under this Contract with their best efforts.

X.    Notices

Unless there is a written notice to change the address below, the notice under this Agreement shall be sent by personal delivery or registered mail to the address below. If the notice is sent by registered mail, the date of receipt recorded on the receipt of registered mail shall be the date of service; if it is sent by personal delivery, the date of service shall be the date of delivery:

Party A: Shanghai Paya Information Technology Co., Ltd.

Address: Building 1, No. 1036 Xizha Road, Fengxian District, Shanghai

Tel: ***********

Recipient: Changjian Ma

Party B: Shanghai Biban Network Technology Co., Ltd.

Address: Room 1904, Hopson International Plaza, No. 2218 Huangxing Road, Yangpu District, Shanghai

Tel: ***********

Recipient: Changjian Ma

XI.   Assignment

Without Party A's prior written consent, Party B shall not assign its rights and/or obligations under this Agreement to any third party.

XII.  Severability

If any clause hereunder is invalid or unenforceable due to inconsistency with relevant laws, such clause shall only be invalid or unenforceable within the jurisdiction of such law, and shall not affect the legal effect of other clauses hereunder.

XIII.   Modifications and Supplements

The Parties agree that any modifications and supplements to this Agreement shall be in writing. The modified agreements and supplementary agreements that have been signed by the Parties shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

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XIV.   XIV. Miscellaneous

This Agreement shall take effect after it is signed and sealed by authorized representatives of the Parties. This Agreement is made in duplicate, each of which shall be held by Party A and Party B respectively, and shall have the same legal validity.

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Exhibit 4.12

There is no text in this page. It is a signature page for the Exclusive Technology Development,
Consultancy and Services Agreement.

Shanghai Paya Information Technology Co., Ltd. (Seal)

Signature:	/s/ Changjian Ma
Name:	Changjian Ma
Position:	Legal representative

Signature Page for the Exclusive Technology Development, Consultancy and Services Agreement

Exhibit 4.12

There is no text in this page. It is a signature page for Exclusive Technology Development,
Consultancy and Services Agreement.

Shanghai Biban Network Technology Co., Ltd. (Seal)

Signature:	/s/ Changjian Ma
Name:	Changjian Ma
Position:	Legal representative

Signature Page for the Exclusive Technology Development, Consultancy and Services Agreement